UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 2, 2009
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)

10117
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Broadpoint Securities Group, Inc. (the “Company”) and Magnolia Advisory LLC (“Merger Sub”), a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger, dated as of March 2, 2009 (the “Merger Agreement”), among the Company, Merger Sub, Gleacher Partners Inc., certain stockholders of Gleacher Partners Inc. (the “Signing Stockholders”) and each of the holders of interests in Gleacher Holdings LLC other than Gleacher Partners Inc. (each such holder, a “Holder”, and together with the Signing Stockholders, the “Selling Parties”), providing for (i) the acquisition by Merger Sub of all the membership interests in Gleacher Holdings LLC not owned by Gleacher Partners Inc. and (ii) the merger of Gleacher Partners Inc. with and into Merger Sub, with Merger Sub as the surviving company, in exchange for total consideration to the stockholders of Gleacher Partners Inc. and the Holders of 23,000,000 shares of common stock of the Company, par value $.01 per share (“Company Common Stock”), and $20,000,000 in cash ($10 million of which will be paid at closing with the remainder paid after five years, subject to acceleration in certain circumstances), subject to adjustment as provided in the Merger Agreement (the “Transaction”).

Pursuant to the terms of the Merger Agreement, the Company agreed to appoint Eric Gleacher to its Board of Directors and designate him Chairman of the Board of Directors, effective at the time of the closing of the Transaction.  In connection therewith, the Company agreed to appoint Mr. Gleacher to the class of directors with a term expiring in 2011 (Class I), and also agreed that the Board of Directors of the Company would not take any action to remove Eric Gleacher as a director for so long as he is employed under his Employment Agreement (as defined below).

The shares of Company Common Stock to be issued in the Transaction will be subject to transfer restrictions and may not be sold or transferred until five years after the closing of the Transaction, subject to acceleration under certain circumstances.

The Transaction is expected to close on or before June 30, 2009, subject to receiving certain regulatory approvals, among other conditions.  The Merger Agreement may be terminated by either party if the Transaction is not completed by September 30, 2009.  The Merger Agreement also contains customary indemnification provisions.

In connection with the Transaction, the Company’s majority shareholder, MatlinPatterson FA Acquisition LLC  (“MatlinPatterson”), executed a written consent (the “MP Consent”) concurrent with the execution of the Merger Agreement.  The MP Consent approved two amendments, to become effective at the time of the closing of the Transaction, to the Amended and Restated Certificate of Incorporation of the Company.  The amendments will (1) increase the number of authorized shares of Company Common Stock to 200,000,000 and (2) change the name of the Company to Broadpoint Gleacher Securities Group, Inc.  The MP Consent also approved the issuance of Company Common Stock pursuant to the Transaction.  (Such approval is required by Nasdaq rules because the shares of Company Common Stock to be issued in the Transaction will exceed 20% of the shares outstanding before the issuance.)

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) are subject to a materiality standard contained in the Merger Agreement that may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (d) may have been included in the Merger Agreement for the purpose of allocating risk among the parties rather than establishing matters as facts.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the information statement that the Company will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company may make with the Securities and Exchange Commission.

Employment Agreement and Non-Competition and Non-Solicitation Agreement with Eric Gleacher

In connection with the Merger Agreement, the Company agreed to appoint Eric Gleacher as Chairman of the Board and as a senior member of the Investment Banking Division of Broadpoint Capital, Inc. (“BCI”), a wholly-owned subsidiary of the Company, effective as of the closing of the Transaction. In connection with such appointment, the Company, BCI, Gleacher Partners LLC (“Partners”) and Mr. Gleacher entered into an employment agreement, effective as of the closing of the Transaction (the “Employment Agreement”). During the period beginning on the date of the closing of the Transaction and ending as of the date on which the Company determines that Mr. Gleacher’s employment should be transferred to BCI, Mr. Gleacher also will continue to serve as the Chief Executive Officer of Partners.  The Company will use its reasonable best efforts to combine BCI and Partners, or to transfer the employment of all employees of Partners to BCI, by December 31, 2009.

The Employment Agreement provides that Mr. Gleacher will be employed (initially by Partners and then by BCI following the transfer of his employment) for a three-year term commencing on the effective date of the Transaction, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provides at least six (6) months’ advance written notice to the other party that the employment period will not be extended. Mr. Gleacher will be entitled to receive an annual base salary of $350,000 and to participate in the Investment Banking Division’s annual investment banking bonus pool.  Mr. Gleacher’s bonus for the fiscal year that begins prior to the effective date of the Employment Agreement will be pro-rated to correspond to the portion of the fiscal year that follows the effective date.

The Employment Agreement provides that upon termination of employment, Mr. Gleacher will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination. If Mr. Gleacher terminates employment without “Good Reason” (as defined in the Employment Agreement), he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus and continued vesting in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination. In the event of his termination by the Company “Without Cause” (as defined in the Employment Agreement) he will receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continued health and welfare coverage for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement, continued vesting in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination. If Mr. Gleacher terminates employment for “Good Reason” (as defined in the Employment Agreement) or if his employment is terminated following (and due to) the expiration of the Employment Agreement, he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and continued vesting in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination.  If Mr. Gleacher is terminated by the Company for “Cause” (as defined in the Employment Agreement), he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. Following the termination of Mr. Gleacher’s employment for any reason, he must resign any and all officerships and directorships he then holds with the Company, BCI and any of their affiliates.  The Employment Agreement provides that, in the event that Mr. Gleacher becomes subject to the excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to an additional payment such that he will be placed in the same after-tax position as if no such excise tax had been imposed.

In connection with the Employment Agreement, the Company and Mr. Gleacher entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition and Non-Solicitation Agreement”).  The Non-Competition and Non-Solicitation Agreement contains provisions regarding confidentiality, non-solicitation and other restrictive covenants. The Employment Agreement incorporates by reference the terms of the Non-Competition and Non-Solicitation Agreement.

The foregoing description of the terms of the Employment Agreement and the Non-Competition and Non-Solicitation Agreement are not complete and are qualified in their entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference, and the Non-Competition and Non-Solicitation Agreement, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

In connection with, and as consideration for, the Transaction, the Company has agreed to issue 23,000,000 shares of Company Common Stock (the “Stock Issuance”).  The Stock Issuance was agreed upon between the Company and the Selling Parties in connection with the negotiation of the Merger Agreement.  The Stock Issuance will be made in a private placement in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Each Selling Party is an accredited investor as defined in Rule 501 of Regulation D.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

10.1 –
Agreement and Plan of Merger, dated as of March 2, 2009, among Broadpoint Securities Group, Inc., Magnolia Advisory LLC, Gleacher Partners Inc., certain stockholders of Gleacher Partners Inc. and each of the holders of interests in Gleacher Holdings LLC.

10.2 –	Employment Agreement, dated as of March 2, 2009, among Broadpoint Securities Group, Inc., Broadpoint Capital, Inc., Gleacher Partners LLC and Eric Gleacher.

10.2 –	Non-Competition and Non-Solicitation Agreement, dated as of March 2, 2009, between Broadpoint Securities Group, Inc. and Eric Gleacher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ Robert Turner
Robert Turner
Chief Financial Officer

Dated:  March 4, 2009